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                                                                  EXHIBIT 10.2


                                     LEASE

             THIS INDENTURE OF LEASE dated as of the 13th day of January 1995, by and between Nash Family Investment Properties and Ballinger Properties d/b/a SAGAMORE INDUSTRIAL PROPERTIES of 40 Temple Street, Nashua, New Hampshire (hereinafter called Lessor), and HADCO CORPORATION, a Massachusetts corporation with an office and place of business at 10 Manor Parkway, Salem, Rockingham County, New Hampshire, (hereinafter called Lessee).

             WITNESSETH THAT, in consideration of the mutual covenants and agreements herein contained, the Lessor has demised and leased, and by these presents does demise and lease, to the Lessee, for the rental, for the term and upon the other conditions hereinafter set forth, that portion marked on the plan designated Exhibit A hereto attached and made a part hereof, containing twelve thousand seven hundred (12,700) square feet and being the northerly half of the building delineated by such plan, which building has been constructed on Lot 4343-020 at 2-4 Hampshire Drive in the Sagamore Industrial Park, Town of Hudson, Hillsborough County, New Hampshire, together with the adjacent walks, ways and parking areas which are enclosed within the line marked on such Exhibit A.

             SUBJECT TO a mortgage to Prudential Insurance Company of record in the Registry of Deeds for said Hillsborough County.

             TO HAVE AND TO HOLD the premises hereby leased as above described (hereinafter called the Leased Premises) to the Lessee, its successors and assigns, to and for its and their proper use and benefit.

             SECTION 1 - TERM. Notwithstanding the date of execution of this Lease, the term of this Lease shall be for a period of three (3) years, *beginning on November 1, 1994, and ending on December 31, 1997. Occupancy of the premises may begin at any time after the execution of this Lease.
         * and two months

             SECTION 2 - RENT. The Lessee shall pay to the Lessor as base rent the sum of Forty Seven Thousand Six Hundred Twenty-Five Dollars ($47,625.00) per year payable in equal monthly installments of Three Thousand Nine Hundred Sixty-Eight Dollars and Seventy-Five Cents ($3,968.75), the first such installment to be due and payable on November 1, 1994 and on the 1st day of each succeeding month for the balance of the term hereof;** Unless and until otherwise directed in writing by the Lessor, all payments of rent shall be made to the Lessor, Sagamore Industrial Properties, 40 Temple Street, Nashua, NH 03060.

             SECTION 3 - QUIET ENJOYMENT. The Lessor shall put the Lessee in possession of the Leased Premises at the beginning of the term hereof, and the Lessee, upon paying the rent and observing the other covenants and conditions herein upon its part to be observed, shall peaceably and quietly hold and enjoy the Leased Premises.

             SECTION 4 - REPAIRS BY LESSOR. The Lessor's responsibility for maintenance or repair of the Leased Premises is limited to responsibility for repair or replacement necessitated by defective design or construction of the building of which the Leased Premises are a part. The Lessee represents that it has examined the Leased Premises and found them to be in satisfactory condition and the Lessee accordingly accepts the Leased Premises in "as is" condition except as to those matters listed on Exhibit B attached hereto.

             SECTION 5 - REPAIRS BY LESSEE. (a) The Lessee shall, at its cost and expense, maintain the Leased Premises and all mechanical and non-mechanical installations therein and the exterior (including the roof) of that portion which houses the Leased Premises of the building of which the Leased Premises are a part, in good condition and repair, and at the expiration of this lease

         **Provided, however, that the base rent for the month of November 1994 shall be $3,575.00.

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       or earlier termination hereof for any cause herein provided for shall deliver up the Leased Premises to the Lessor in the same condition and state of repair as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage insurable under the standard New Hampshire fire insurance policy with extended coverage excepted provided, however, that in the event it is determined by Lessee that there is a need of replacement (as opposed to mere repair) of the roof of the building of which the Leased Premises are a part during the term of the Lease, then the Lessor shall replace the roof using a qualified roofer acceptable to Lessee or chosen by Lessee and acceptable to Lessor, and the Lessee shall pay its proportionate share of the cost thereof which is hereby agreed as being an adjustment in the base rent described in Section 2 hereinabove, which adjustment shall be an increase of $0.35 per square foot per annum, to be paid on a monthly basis, beginning with the monthly payment next following the completion of the roof replacement, for the balance of the lease term; provided, however, that the $0.35 per square foot per annum shall be adjusted up or down, in direct proportion by percentage to the amount by which the actual cost of replacement exceeds or is less than $32,766.00, if for the entire roof or $16,383.00, if for one-half of the roof.
              (b) The Lessee shall make normal repairs to, and perform normal maintenance of, the Leased Premises as needed, including, without limitation, the replacement of broken glass, interior repainting, the repair of floors, the keeping of windows and doors water-tight and the maintenance in good operating condition of all plumbing, electrical, heating, sprinkling and other utility systems serving the Leased Premises exclusively, it being understood that the Lessee may make any further repairs and replacements which the Lessee may desire although neither party shall be under obligation to do so provided, however, that as to any maintenance (whether repair or replacement) of utility systems serving the building of which the Leased Premises are a part, the Lessee shall be responsible for fifty percent (50%) of the maintenance costs and shall coordinate with the other tenant in the building of which the Leased Premises are a part and the Lessor during the maintenance.
              (c) The Lessee shall keep in good repair and free from obstructions or encumbrances all surfaced roadways, walks, loading and parking areas which are part of the Leased Premises; shall keep clear of dirt, snow and ice all such roadways, walks, and areas;
       and shall keep the exterior of the Leased Premises clean and neat, including cutting and proper care of lawns and shrubbery.
              (d) The Lessee shall at its expense make any alterations or changes in the Leased Premises which may be necessary to meet the regulations and standards promulgated and established under the Occupational Safety and Health Act of 1970.
              (e) During the term of this lease, the Lessee shall be responsible for any repairs or alterations to the leased premises deemed necessary by local, state or federal officials, in order to meet compliance with any changes in local, state or federal regulations during the term of this lease.
              (f) During the term of this lease, in the event of a claim brought under the Americans with Disabilities Act, Lessee shall be responsible for ensuring satisfaction therewith.
              In the event Lessee shall fail to perform its obligations hereunder (a through f above) after ten (10) days written notice by Lessor, or in the event of an emergency after an attempt by Lessor to give telephone notice to Lessee, the Lessor may, at its option, perform the same and charge the Lessee the reasonable expense of said obligation.

              SECTION 6 - IMPROVEMENTS BY LESSEE. The Lessee may make alterations, additions or improvements to the Leased Premises as it shall deem necessary or desirable, but the Lessee shall not, without first obtaining the written consent of the Lessor, make any alteration or improvement which would affect or change the structural character of the Leased Premises, and the Lessee shall not, in any event, commit, suffer or permit waste upon the Leased Premises. All alterations and improvements shall be performed in

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       a good and workmanlike manner. Lessee shall be responsible for obtaining all necessary local, state and federal government permits as may be necessary.

            SECTION 7 - REMOVAL OF IMPROVEMENTS. At the expiration of this lease, or at its earlier termination for any cause herein provided for, the Lessee may, and, provided the Lessor shall so direct in writing not less than thirty (30) days prior to such termination or ten (10) days following such earlier termination, the Lessee shall, remove any alterations, additions and improvements to the Leased Premises made by it during the term hereof, and shall restore the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain and damage insurable under the standard New Hampshire fire insurance policy with extended coverage excepted. If the Lessee shall not exercise its option of removal, and if the Lessor shall not give such written direction to the Lessee, all such alterations, additions and improvements shall become and remain the property of the Lessor. If the Lessee shall fail to remove the alterations, additions and improvements, which are required hereunder to be removed, then the reasonable cost of removal of such alterations, additions and improvements, if necessary, shall be the responsibility and obligation of the Lessee.

            SECTION 8 - MACHINERY AND EQUIPMENT - TRADE FIXTURES. The Lessee agrees that all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by it or by any employee, agent or subcontractor of the Lessee, or by any subtenant of the Lessee, which cannot be removed from the Leased Premises shall be and become part of the realty and shall be and become the property of the Lessor and shall not be removed from the Leased Premises without the written consent of the Lessor. The Lessor agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the Leased Premises by the Lessee, or by any employee, agent or subcontractor of the Lessee, or by any subtenant of the Lessee, which may be removed from the Leased Premises without permanent and substantial damage to the Leased Premises and (b) all furniture, furnishings and movable trade fixtures installed in the Leased Premises shall be deemed to remain personal property and that all such machinery, equipment, appurtenances, furniture, furnishings and movable trade fixtures of the Lessee or of any employee, agent or subcontractor or subtenant of the Lessee, may be removed prior to the expiration of this lease or its earlier termination for any cause herein provided for; but the Lessee shall repair any damage occasioned by such removal and shall restore the facilities on the Leased Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain, and damage insurable under the standard New Hampshire fire insurance policy with extended coverage excepted. Any such property which may be removed pursuant to the preceding sentence and which is not so removed prior to the expiration or earlier termination of this lease may be removed from the Leased Premises by the Lessor and stored for the account of the Lessee; and if the Lessee shall fail to reclaim such property within sixty (60) days following such expiration or earlier termination of this lease such property shall be deemed to have been abandoned by the Lessee, and may be appropriated, sold, destroyed, or otherwise disposed of by the Lessor without notice to the Lessee and without obligation to account therefor. The Lessee shall pay to the Lessor the cost incurred by the Lessor in removing, storing, selling, destroying or otherwise disposing of any such property.

            SECTION 9 - UTILITIES. The Lessee shall provide, and shall pay when due all charges for, water, sprinkler, gas, electricity, sewerage, heat, power and any other services supplied to it at the Leased Premises.

            SECTION 10 - USE OF PREMISES. (a) In its use of the Leased Premises, the Lessee shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without

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       limiting the generality of the foregoing, the Zoning Ordinances of the
       Town of Hudson, New Hampshire, the Resource Conservation and Recovery Act of 1976, and the Hazardous Waste Management Program of the State of New Hampshire (RSA 147:48 et seq).
           (b) The Lessee shall not injure or deface the Leased Premises nor occupy or use, or permit or suffer the Leased Premises or any part thereof to be occupied or used, for any unlawful or illegal business, use or purpose, nor for any business, use or purpose which is disreputable or extra-hazardous, nor in such manner as to constitute a nuisance of any kind nor for any purpose nor in any manner which would increase the premiums for fire insurance with extended coverage for the Leased Premises. The Lessee shall, immediately upon discovery of any such unlawful, illegal, disreputable or extra-hazardous use, take all necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any sublessee, occupants or other persons guilty of such unlawful, illegal, disreputable or extra-hazardous use.
           (c) The Lessee shall procure any licenses or permits required by any use of the Leased Premises by the Lessee.
           (d) Lessee shall not generate, store, dispose of or otherwise handle any hazardous substance or waste or toxic waste on the premises in any fashion contrary to any federal, state or local statutes, laws, ordinances, rules and regulations, as the same may be described by federal, state or local laws. Lessee shall indemnify and save the Lessor harmless from and against any and all claims, demands, liabilities, costs and expenses including reasonable counsel fees resulting from Lessee's improper disposal or storage of hazardous materials or toxic wastes used or generated at the Leased Premises.
           (e) The Lessee shall indemnify and save the Lessor harmless from and against any and all claims, demand, liabilities, costs and expenses, including reasonable counsel fees, asserted by third parties and arising out of or by reason of any breach or violation by the Lessee of the provisions of this Section.

           SECTION 11 - ASSIGNMENT - SUBLEASE. The Lessee shall not, without written consent of the Lessor, assign this lease or sublease the Leased Premises, in whole or in part. Such consent shall not be unreasonably withheld, provided Lessor shall be convinced that subtenant or assignee shall have financial capacity to pay the rent hereunder. Notwithstanding any such sublet or assignments, the obligations of Lessee hereunder shall not be released by assignment or sublease and Lessee shall assign such assignment or sublease as additional security for the performance of this lease.

           Notwithstanding anything provided herein, in the event of subtenancy or assignment, Lessee shall provide Lessor with the correct and updated name and mailing address of every assignee or subtenant and the requirements if any of all Notices to Lessee in this lease shall be sufficiently satisfied if forwarded in writing to the subtenant or assignee at the address given. In the event of Lessee's default hereunder, should subtenant or assignee, at its option, cure such defect or default, the Lessee shall not be relieved of future obligations hereunder.

           SECTION 12 - TAXES AND ASSESSMENTS. (a) In addition to the rent heretofore reserved, the Lessee shall pay to the Lessor, upon presentation of invoices therefor and as additional rent during the term hereof, the Lessee's pro rata share of (i) the real property taxes upon the land and building of which the Leased Premises are a part, and (ii) any betterment charges, assessment or other special levy against or upon such land and building. By pro rata share is meant the portion of such taxes or the portion of such assessment or levy equivalent to the ratio of the number of square feet of floor space in the Leased Premises to the total number of square feet of floor space in the building of which the Leased Premises are a part and shall also mean the portion of such taxes or such assessment or levy which is due and required to be paid
       during the period of the Lease term.    Any such additional rent shall
       be payable by the Lessee upon written demand therefor by the

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       Lessor. It is not the intention of this Section that the Lessee shall pay any portion of any increase in taxes which is caused by substantial improvements to the land and buildings of which the Leased Premises are a part which do not directly or indirectly benefit the Leased Premises.

           (b) The Lessee shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which if instituted shall be conducted promptly at the Lessee's own expense free of all expenses to the Lessor) any tax, assessment or levy aforementioned upon condition that before instituting any such proceeding the Lessee shall pay (under protest) such tax, assessment or levy aforementioned, or furnish to the Lessor a surety company performance bond in a company acceptable to the Lessor or other security satisfactory to the Lessor sufficient to cover the amount of the contested item or items with interest for the period which such proceedings may reasonably be expected to take and costs securing the payment of such contested item or items and all interest and costs in connection therewith when finally determined. Notwithstanding the furnishing of any such bond or security, the Lessee shall pay all such items at ninety (90) days before the date when the Leased Premises or any part thereof might be forfeited.

           SECTION 13 - MECHANIC'S LIEN. In the event of the filing in Hillsborough County Registry of Deeds of any notice of a builder's, supplier's or mechanic's lien on the Leased Premises arising out of any work performed by or on behalf of the Lessee, the Lessee shall either cause such lien to be discharged or released or shall initiate legal proceedings to test the validity of the lien claimed; and if the Lessee shall initiate legal proceedings to test the validity of the lien, the Lessee shall cause such lien to be discharged or released by the posting of bond or otherwise and shall completely indemnify the Lessor against any such claim or lien and all costs of such proceedings wherein the validity of such lien is contested by the Lessee.

           SECTION 14 - EMINENT DOMAIN. In the event that the Leased Premises shall be lawfully condemned or taken by any public authority either in their entirety or in such proportion that they are no longer suitable for the intended use by the Lessee, this lease shall automatically terminate without further act of either party hereto on the date when possession of the Leased Premises shall be taken by such public authority, and each party shall be relieved of any further obligation to the other except that the Lessee shall be liable for and shall promptly pay to the Lessor any rent then in arrears or the Lessor shall promptly rebate to the Lessee a pro rata portion of any rent paid in advance. In the event the proportion of the Leased Premises so condemned or taken is such that they are still suitable for the intended use by the Lessee, this lease shall continue in effect in accordance with its terms and a portion of the rent shall abate equal to the proportion of the rental value of the Leased Premises so condemned or taken. In either of the above events, the award for the property so condemned or taken shall be apportioned between the Lessor and the Lessee so that the Lessor shall receive the then value of his reversionary interest in the Leased Premises plus the then value of the future rents due under the terms of this lease if such taking had not occurred, and the Lessee shall receive the then value of its leasehold interest including the then value of any mechanical installations, equipment and appurtenances, if any, constructed or installed by the Lessee after the beginning of the term hereof.

           SECTION 15 - LIABILITY. The Lessor shall not be liable to the Lessee for any injury or harm to any person occurring on or about the Leased Premises or for injury or damage to the Leased Premises or to any property of the Lessee or to any property of any third person, firm, association or corporation on or about the Leased Premises except such as may be caused by the willful or negligent act of the Lessor, his servants or agents, and the Lessee shall indemnify and save the Lessor harmless from and against any and all

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       suits, claims and demands of any kind or nature, by and on behalf of any person, firm, association or corporation, arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the Leased Premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use, occupation or operation of the Leased Premises or the installation of any property therein or the removal of any property therefrom except such as may be caused by the willful or negligent act of the Lessor, his servants or agents.

           SECTION 16 - LIABILITY INSURANCE. The Lessee shall throughout the term hereof procure and carry at its expense comprehensive liability insurance on the Leased Premises with an insurance company authorized to do business in New Hampshire and acceptable to the Lessor. Such insurance shall be carried in the name of and for the benefit of the Lessee and the Lessor, shall be written on an "occurrence" basis; and shall provide coverage of at least $2,000,000 in case of death of or injury to one person; at least $3,000,000 in case of death of or injury to more than one person in the same occurrence; and at least $100,000 in case of loss, destruction or damage to property. A single limit policy or policies in the total amount of $3,000,000 shall be deemed compliance with the preceding sentence. The Lessee shall comply with requirements of the Boilers Unfired Pressured Vessels Law (RSA 157-a), if applicable and in such event the policies referred to above shall contain an endorsement providing pressure vessels insurance coverage and naming the Lessor as an additional insured. The Lessee shall furnish to the Lessor a certificate of such insurance which shall provide that the insurance indicated therein shall not be cancelled without at least ten (10) days written notice to the Lessor. At the date of each adjustment to the base rent as provided for in Section 27 hereof, Lessee agrees to increase the insurance coverages provided for herein, if requested to do so by the Lessor, to an amount mutually agreeable to Lessor and Lessee which is then adequate to protect against increases in insurance awards whether caused by inflation or otherwise. Should the parties be unable to agree on an amount, the matter shall be the subject of arbitration in accordance with Section 24 hereof.

           SECTION 17 - FIRE AND EXTENDED COVERAGE INSURANCE. (a) The Lessor shall procure and continue in force during the term hereof such amount of fire and extended coverage insurance upon the Leased Premises as in his judgment is adequate. The Lessee shall pay to the Lessor, upon presentation of invoices therefor and as additional rent during the term hereof, the Lessee's pro rate share of the premiums for such fire and extended coverage insurance. For this purpose, pro rata share shall have the meaning set forth in Section 12 hereof. Contents insurance shall be the responsibility of the Lessee, and the Lessor shall not be liable to the Lessee for loss or damage from any cause whatsoever to production machinery and equipment, furniture, furnishings, movable trade fixtures, inventory, work-in-process and other personal property of the Lessee or of others in the Leased Premises.
           (b) If and to the extent permitted without prejudice to any rights of the Lessor under the applicable insurance policies, the Lessee shall be held free and harmless from liability for loss or damage to the Leased Premises by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of the Lessee, its employees or agents. This subsection does not impose any added obligation or expense upon the Lessor nor require that he carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.
           (c) If and to the extent permitted without prejudice to any rights of the Lessee under the applicable insurance policies, the Lessor shall be held free and harmless from liability for loss or damage to the Leased Premises by fire, the extended coverage perils, water leakage, sewer problems, sprinkler leakage, vandalism

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       and malicious mischief if and to the extent actually insured against, whether or not such loss or damage be the result of the negligence of the Lessor, his employees or agents. This subsection does not impose any added obligation or expense upon the Lessee nor require that it carry any insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

           SECTION 18 - DESTRUCTION OF PREMISES. In the event that the Leased Premises shall be totally destroyed by fire or other casualty insured against, or shall be so damaged that repairs and restoration cannot be accomplished both (a) within a period of one hundred twenty (120) days, and (b) more than ninety (90) days prior to the expiration of the term hereof, including any renewal term for which the option therefor shall have been exercised, or (c) without cost to Lessor in excess of the insurance proceeds available, if any, this lease shall automatically terminate without further act of either party hereto, and each party shall be relieved of any further obligation to the other except that the Lessee shall be liable for and shall promptly pay the Lessor any rent then in arrears or the Lessor shall promptly rebate to the Lessee a pro rata portion of any rent paid in advance. In the event the Leased Premises shall be so damaged that repairs and restoration can be accomplished both (a) within a period of one hundred twenty (120) days, and (b) more than ninety (90) days prior to the expiration of the term hereof, including the renewal term if the option therefor shall have been exercised, this lease shall continue in effect in accordance with its terms; the Lessor shall accomplish such repairs and restoration as promptly as practicable (utilizing therefor the proceeds of the insurance applicable thereto without any apportionment therefore for damages to the leasehold interest created by this Indenture); and until such repairs and restoration have been accomplished a portion of the rent shall abate equal to the proportion of the Leased Premises rendered unusable by the damage in the mutual opinions of the Lessee and Lessor. In no event shall the obligation of the Lessor to repair and restore exceed in amount the sum of the insurance proceeds paid to him and/or released to him by any mortgagee with which settlement was made, and the Lessee agrees to execute and deliver to the Lessor all instruments and documents necessary to evidence the fact that the right to such insurance proceeds is vested in the Lessor. The Lessor shall notify the Lessee within thirty (30) days following the date of any such damage or destruction whether or not repairs and restoration can be accomplished both (a) within a period of one hundred twenty (120) days and (b) more than ninety (90) days prior to the expiration of the term hereof, including any renewal term for which the option therefor shall have been exercised.

           SECTION 19 - REPOSSESSION BY LESSOR. At the expiration of this lease or upon the earlier termination of this lease for any cause herein provided for, the Lessee shall peaceably and quietly quit the Leased Premises and deliver possession of the same to the Lessor, together with all alterations, additions, improvements, mechanical installations, equipment and appurtenances thereto not removed from the Leased Premises pursuant to Sections 7 and 8 hereof. The Lessee covenants and agrees that at the time of delivery of possession to the Lessor at the expiration of this lease, any and all alterations, additions, improvements, mechanical installations, equipment and appurtenances constructed or installed on or in the Leased Premises at its expense after the beginning of the term hereof and which have become the property of the Lessor pursuant to Sections 7 and 8 hereof shall be free and clear of any mortgage, lien, pledge or other encumbrance or charge.

           SECTION 20 - SUBORDINATION. The Lessee agrees that this lease and all rights of the Lessee hereunder are and shall be subject and subordinate to the lien of (a) any mortgage or deed of trust constituting a first lien on the Leased Premises, or any part thereof, at the date hereof, and (b) the lien of any mortgage or

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       deed of trust hereafter executed to provide permanent financing or refinancing of the building of which the Leased Premises are a part, and
       (c) any renewal, modification, consolidation or extension of any mortgage or deed of trust referred to in clause (a) or clause (b). The Lessee shall, upon demand at any time or times, execute, acknowledge and deliver to the Lessor without any expense to the Lessor, any and all instruments that may be necessary or proper to subordinate this lease and all rights of the Lessee hereunder to the lien of any mortgage, deed of trust or other instrument referred to in clause (b) or clause (c) of the preceding sentence; PROVIDED, HOWEVER, that such subordination of this lease may at the option of the Lessee be conditioned upon the mortgagee or trustee executing an agreement (i) that so long as the Lessee is not in default under the terms of this Indenture, the mortgagee or trustee, or any person succeeding to the rights of the mortgagee or trustee, or any purchaser at a foreclosure sale under said mortgage or deed of trust, shall not disturb the peaceful possession of the Lessee hereunder, and (ii) that the proceeds of insurance policies held by it will be applied to the cost of repairs and restoration in those instances in which the Lessor is obligated to repair and restore pursuant to the provisions hereof.

           SECTION 21 - DEFAULT. In the event (i) any installment of rent shall not be paid within ten (10) days after the same is due and payable; or
       (ii) the Lessee defaults in the performance or observance of any other covenant or condition in this Indenture and such default remains unremedied for twenty (20) days after written notice thereof has been given to the Lessee by the Lessor, or (iii) the holder of a security interest in all or substantially all of the personal property utilized by the Lessee in, or generated by the operations of the Lessee in the Leased Premises forecloses the same; or (iv) the Lessee makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of or for the Lessee or any substantial part of its property, commences any proceeding relating to the Lessee or any substantial part of its property under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the Lessee any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or the Lessee by any act indicates its consent to, or acquiescence in, any such proceeding or the appointment of any receiver of or trustee for the Lessee or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days - then, in any such events, the Lessor may immediately or at any time thereafter and without demand or notice enter upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate and expel the Lessee and those claiming through or under the Lessee and remove their effects forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this lease shall terminate; and the Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of the Lessee, the Lessee shall remain and continue liable to the Lessor in an amount equal to the total rent reserved for the balance of the term plus all additional rent reserved for the balance of the term hereof less the net amounts (after deducting the expenses of repair, renovation or demolition) which the Lessor realizes, or with due diligence should have realized, from the reletting of the Leased Premises. As used in this Section, the term "additional rent" means the value of all considerations other than rent agreed to be paid or performed by the Lessee hereunder, including, without limiting the generality of the foregoing, taxes, assessments and insurance premiums. The Lessor shall have the right from time to time to relet the Leased Premises upon such terms as he may deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this lease, the Lessee agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this lease, or the Lessor may require the Lessee to pay to him as damages such lump sum as will suffice to make the Lessor whole for the balance of the then term of this lease which shall be a sum based upon a calculation of present value of such balance using standard accounting practices and formulae for the determination of present value discount rules as the same may apply to the balance due hereunder. Nothing herein contained shall be deemed to require the Lessor to await the date whereon this lease, or the term hereof, would have expired had there been no default by the Lessee, or no such termination or cancellation. The Lessee expressly waives service of any notice of intention to reenter and waives any and all right to recover or regain possession of the Leased Premises, or to reinstate or redeem this lease as may be permitted or provided for by or under any statute or law now or hereafter in force and effect. The rights and remedies given to the Lessor in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Lessor, shall be deemed to be in exclusion of any of the others herein or by law or equity provided. Nothing contained in this Section shall limit or prejudice the right of the Lessor to prove and obtain, in proceedings involving the bankruptcy or insolvency of, or a composition with creditors by, the Lessee the maximum allowed by any statute or rule of law at the time in effect.

           SECTION 22 - ACCESS TO PREMISES. The Lessor or its representatives shall have free access to the Leased Premises at reasonable intervals during normal business hours for the purpose of inspection, or for the purpose of showing the premises to prospective purchasers or tenants, or for the purpose of making repairs, which the Lessee is obligated to make hereunder but has failed or refused to make. The preceding sentence does not impose upon the Lessor any obligation to make repairs. During the six (6) months next preceding the expiration of this lease, the Lessor may keep affixed to any suitable part of the outside of the building of which the Leased Premises are a part a notice that the Leased Premises are for sale or rent.

           SECTION 23 - HOLDING OVER. In the event the Lessee shall hold over after the expiration of the term hereof, such holding over shall not extend the term of this lease but shall create a month-to-month tenancy upon all the terms and conditions of this Indenture.

           SECTION 24 - ARBITRATION. (a) In the event of any dispute to the meaning or interpretation of any provision of this lease, either party may, upon ten (10) days' written notice to the other party, require that the dispute be determined by arbitration under the rules, then obtaining, of the Commercial Panel of the American Arbitration Association to be held at its offices in Boston, Massachusetts, unless otherwise mutually agreed upon.
           (b) A decision of an arbitrator made in accordance with the provisions of this Section shall be final and binding upon both parties hereto and enforceable in a court of law.

           SECTION 25 - BROKERAGE. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees with respect to this lease or the negotiation hereof except as set forth in this Section. The parties further agree to indemnify the other against, hold it harmless from, all liabilities arising from any such claim (including without limitation, the cost of counsel fees in connection therewith) except; the broker for this lease is TAMPOSI-NASH REAL ESTATE GROUP, whose fee will be paid by Lessor.

           SECTION 26 - OPTION TO RENEW. Provided it be not at the time in default in the payment of the rent or in the performance of any of its other obligations hereunder, the Lessee, upon not less than six
       (6) months' written notice to the Lessor, may renew this lease for (1) additional term of three (3) years. Such renewal term shall be upon all of the terms and conditions of this lease except that the rent shall be as provided in Section 27 hereof and except that there shall be no further option of renewal upon expiration of the renewal term.

           SECTION 27 - BASE RENT FOR RENEWAL TERM. (a) If any option to renew shall be exercised, the base monthly rent during the renewal term shall be an amount determined by multiplying the base monthly rent of Three Thousand Nine Hundred Sixty-Eight Dollars and Seventy-Five Cents ($3,968.75) by a fraction the numerator of which shall be the Price Index for the last complete month prior to the expiration of the original or expiring renewal term hereof, and the denominator of which shall be the Price Index for the month prior to the month in which the original term hereof began; PROVIDED, HOWEVER, that is such fraction is one or less, the base monthly rent shall remain at Three Thousand Nine Hundred Sixty-Eight Dollars and Seventy-Five Cents ($3,968.75).
           (b) As used in this Section the term "Price Index" means (i) the "Consumers' Price Index - Boston area, (1982-84 = 100)" (referred to as CPI-U) published by the Bureau of Labor Statistics of the United States Department of Labor, or (ii) if the publication of such Consumers' Price Index shall be discontinued, the comparable index most clearly reflecting diminution of the real value of the base rent herein provided for. In the event of a change in the base for the Price Index, the numerator and denominator of the fraction referred to above shall be appropriately adjusted to reflect continued use of the 1982-84 base in the case of the Consumers' Price Index or in the case of such comparable index, the continued use of the base period in effect at the time of its adoption for use hereunder. At the request of either party hereto, the other from time to time shall execute an appropriate instrument supplemental to this Indenture evidencing the then current monthly rent payable by the Lessee hereunder.

           SECTION 28 - NOTICES. Any written notice, request or demand required or permitted by this Indenture shall, until either party shall notify the other in writing of a different address, by properly given if sent by certified or registered first class mail, postage prepaid, and addressed as follows:

           If to the Lessor:  Nash Family Investment Properties
                              Ballinger Properties
                              40 Temple Street
                              Nashua, NH 03060

           If to the Lessee:  Hadco Corporation
                              10 Manor Parkway
                              Salem, NH 03079

           SECTION 29 - SUCCESSION. This Indenture shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

           SECTION 30 - WAIVER. Any consent, express or implied, by the Lessor to any breach by the Lessee of any covenant or condition of this lease shall not constitute a waiver by the Lessor of any prior or succeeding breach by the Lessee of the same or any other covenant or condition of this lease. Acceptance by the Lessor of rent or other payment with knowledge of a breach of or default under any term hereof by the Lessee shall not constitute a waiver by the Lessor of such breach or default.

           SECTION 31 - GOVERNING LAW. This Indenture shall be construed and interpreted in accordance with the laws of the State of New Hampshire and questions or disputes concerning interpretation shall be determined in the court of appropriate jurisdiction.

           SECTION 32 - FORCE MAJEURE. Except as expressly provided herein, there shall be no abatement, diminution or reduction of the rent or other charges payable by the Lessee hereunder based upon, or claimed as a result of, any act of God, act of the public enemy, governmental action, or other casualty, cause or happening beyond the control of the parties hereto.

           SECTION 33 - COUNTERPARTS. This Indenture may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, and all collectively but one and the same instrument.

           SECTION 34 - ENVIRONMENTAL SITE ASSESSMENTS. Lessor agrees that Lessee may conduct an environmental site assessment performed, at its sole cost and expense, at the Leased Premises and on the land of which the Leased Premises are a part prior to the commencement of the lease term. The site assessment will be performed by a firm selected by the Lessee and the full report shall be delivered to the Lessee. Lessee shall have the right to cancel by written notice to Lessor given within ten (10) business days after receipt of the complete environmental site assessment if, in the opinion of Lessee, such assessment reveals the presence or existence of any contaminant, hazardous materials, toxic waste or similar item at the Leased Premises or upon the property of which the Leased Premises are a part.
           Lessee shall have the right to have an environmental site assessment performed, at its sole cost and expense, at the Leased Premises and on the land of which the Leased Premises are a part at the conclusion of the lease term. Lessee shall be entitled to select the firm to perform such assessment and the full report of the assessment shall be delivered directly to Lessee.
           Notwithstanding anything elsewhere in this Indenture of Lease, Lessee shall have no liability for any claim, demand, cost or expense resulting from the presence or existence of any contaminant, hazardous materials, toxic waste or similar item at the Leased Premises or on the land of which the Leased Premises are a part if such contaminant, hazardous material, toxic waste or similar item was revealed in the environmental site assessment performed prior to commencement of the lease term.
       Lessor shall indemnify and hold Lessee harmless from and against any claim, demand, cost or expense which may be made or assessed against, or incurred by, Lessee resulting from the toxic waste or similar item at the Leased Premises or on the land of which the Leased Premises are a part if such contaminant, hazardous materials, toxic waste or similar item was revealed in the environmental site assessment performed prior to commencement of the lease term.

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed and delivered as of the day and year first above written.


                                          NASH FAMILY INVESTMENT PROPERTIES

                                      By: /s/ Q. PETER NASH
                                          -----------------------------------
                                          Q. Peter Nash, Managing Partner

                                          BALLINGER PROPERTIES L.L.C.

                                      By: /s/ SAMUEL A. TAMPOSI, JR., Manager
                                          -----------------------------------
                                          Samuel A. Tamposi, Jr., Manager

                                          HADCO CORPORATION

                                      By: /s/ DON TORRISI, Materials Mgr.
                                          -----------------------------------
                                          Don Torrisi, Materials Manager

                                    [MAP]

                                  EXHIBIT B
                                  ---------

                   TO NASH FAMILY INVESTMENT PROPERTIES AND
                   BALLINGER PROPERTIES, L.L.C., LEASE DATED
                     JANUARY 13TH, 1995, HAMPSHIRE DRIVE
                  AND FLAGSTONE DRIVE, HUDSON, NEW HAMPSHIRE


                           LESSOR'S RESPONSIBILITIES
                           -------------------------

1. Lessor shall paint the exterior of the building of which the Leased Premises are a part, to be completed by Lessor within fourteen (14) days of the date of execution of the Lease.

2. Lessor shall connect the sanitary sewer system servicing the Leased Premises to the municipal sewer system of the Town of Hudson, New Hampshire, within forty-five (45) days of the date of execution of the Lease; provided, however, that upon completion of said connection and tender by Lessor of an invoice to Lessee, Lessee agrees to immediately pay the sum of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) to Lessor, representing its full and complete share of the cost of the construction and the connection fee assessed by the Town of Hudson to the Lessor.

Lessee acknowledges that the repairs described hereinabove are reasonable and necessary and grants Lessor reasonable access to the Leased Premises during the term of the Lease in order to complete the same.